EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 27 day of July, 2001 (the "Effective Date"), between Jupiter Marine International Holdings, Inc. whose address is 3391 S.E. 14th Ave, Fort Lauderdale, Florida (the "Company"), and Lawrence S. Tierney (the "Executive").

         WHEREAS, the Company is in the business of designing, manufacturing and selling boats (the "Business"); and

         WHEREAS, the Company intends to established a valuable reputation and goodwill in its business, with expertise in all aspects of the Business; and

         WHEREAS, the Executive has considerable experience in the marine industry and particularly in finance, accounting and human resources; and

         WHEREAS, the Executive is desirous of being employed by the Company, and the Company has agreed to hire the Executive upon certain terms and conditions, one of which is the execution of this Agreement by Executive; and

         WHEREAS, the Executive, by virtue of the Executive's employment by the Company shall become familiar with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's customer base;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

         1. Engagement. The Company hereby employs the Executive as Vice President and Chief Financial Officer of the Company, and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         2. Authority and Power During Employment Period. The Executive shall serve at the discretion of the President and Board of Directors of the Company. The Executive shall devote full attention and render exclusive, full time services to the Company, and shall be employed solely by the Company according to the terms of this Agreement.

         3. Term. Except as otherwise provided herein and unless terminated sooner pursuant to Section 15 of this Agreement, the Term of employment will commence on the Effective Date and continue for a period of five (5) years thereafter (the "Term"). This Agreement may be automatically renewed for up to two (2) successive one (1) year periods upon mutual agreement between the parties (the "Renewal Term"), unless terminated pursuant to Section 15 of this Agreement.






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         4. Compensation and Benefits.

                  a. Salary. The Executive shall be paid a base salary of $100,000 per year. Such base salary shall automatically increase by five (5) percent on each anniversary of this Employment Agreement unless additional increases are authorized by the Board of Directors. All amounts due Executive as base salary shall be paid on a weekly basis.

                  b. Executive Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to other salaried officers of the Company including, but not limited to, pension, profit sharing and any other retirement plans, group life insurance, hospitalization, surgical, dental and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits. In addition thereto, Executive shall be entitled to use an automobile owned or leased by the Company in the discretion of the Board of Directors of the Company. Executive is also entitled to purchase one boat per year at the Company's manufacturing cost.

                  c. Business expense Reimbursement. The Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its executive officers) in performing services hereunder, provided the Executive properly account therefore by providing written receipts to the Company.

                  d. Options. The Executive will receive options to purchase an aggregate of 250,000 shares of Common Stock of the Company (the "Options") as follows: (i) Options to purchase 62,5000 shares of Common stock at $.50 per share; (ii) Options to purchase 62,5000 shares of Common Stock at $.625 per share; (iii) Options to purchase 62,5000 shares of Common stock at $.75 per share; and (iv) Options to purchase 62,5000 shares of Common Stock at $1.00 per share. The Options will be exercisable for a period of five years.

                  e. Profit Sharing. The Executive will be entitled to receive, in addition to base salary, two (2) percent of pre tax profit as specified in the Company's annual audited financial statements. Pre tax profits will be adjusted to eliminate any income or expenses unrelated to the normal operations of the business.


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         5. Covenant Not to Compete. Executive acknowledges and recognizes the highly competitive nature of Company's Business and that the goodwill, continued patronage, and specifically the names and addresses of the Company's customers which includes any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities (the "Company Customers") constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Executive further acknowledges and recognizes that during the course of the Executive's employment, Executive will receive specific knowledge of Company's Business, access to trade secrets and Confidential Information, as defined in
Section 8, participate in business and hiring decisions, and that it would be impossible for Executive to work for a competitor without using and divulging this valuable confidential information. That Executive acknowledges that Company is without an adequate remedy at law in the event this covenant is violated. Executive further acknowledges that this covenant not to compete is an independent covenant within this Agreement. This covenant shall survive this Agreement and shall be treated as an independent covenant for the purposes of enforcement. The Executive recognizes that the terms of this covenant are reasonable and necessary for the protection of the Company's business because the value of Executive's services will be enhanced by his association with Company. Accordingly, Executive agrees to the following:

                  a. That during the Restricted Period (as defined herein) and within the Restricted Area (as defined herein), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined) other than on behalf of the Company, whether as an officer, director, proprietor, employer, partner, independent contractor, investor, stockholder (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise. Except that during the term of Executive's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

                  b. That during the Restricted Period and within the Restricted Area (as defined herein), the Executive will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company. Except that during the term of Executive's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

                  c. During the term of the Executive's employment with the Company and for any time thereafter, the Executive will not (a) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (b) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

                  d. During the term of the Executive's employment with the Company and for any time thereafter, the Executive will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship,

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contractual or otherwise, between the Company and any Company's client, employee, agent, vendor, supplier or customer.

         6. Non-Disclosure of Confidential Information.

                  a. The Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, business records and plans, inventions, product design information, price structure, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, training methods, development, technical information, marketing activities and procedures, method for operating of the Company's Business, credit and financial data concerning the Company and the Company's Clients and Client Lists, which Client Lists shall not only mean one or more of the names and addresses of the Clients of the Company but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing and advertising practices and plans and information which is embodied in written or otherwise recorded form, but it shall also include information which is mental, not physical (collectively, the "Confidential Information") as valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees that all Confidential Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company, shall be considered confidential.

                  b. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which:

                           (1) At the time of disclosure, is in the public domain as evidenced by printed publications;

                           (2) After the disclosure, enters the public domain by way of printed publication through no fault of the Executive or those in privity with it;

                           (3) Executive can show by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

                           (4) Executive can show by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

                  c. The Executive acknowledges that, as between the Company and the Executive, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign

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thereto, and the goodwill associated therewith, are and at all times will be the property of the Company.

                  d. Executive agrees that he shall:

                           (1) Hold in confidence and not disclose or make available to any third party any such Confidential Information unless so authorized in writing by the Board of Directors of the Company;

                           (2) Exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;

                           (3) Not use, directly or indirectly, the Confidential Information in any respect of its business, except as necessary to evaluate the information;

                           (4) Restrict the disclosure or availability of the Confidential Information to those of Executive's employees who have read and understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement;

                           (5) Not copy or modify any Confidential Information without prior written consent of the Board of Directors of the Company.

                           (6) Take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and

                           (7) Relinquish all of his rights in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Company any such matter as the Company may direct at any time; and not retain any copies or other reproductions thereof.

                  e. Executive further agrees:

                           (1) That it shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Executive or its employees as the direct or indirect result of the disclosure by the Company of the Confidential Information to Executive;

                           (2) That all such ideas, inventions, improvements and discoveries conceived, made or acquired by Executive, alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Company and shall be treated as Confidential Information in accordance with the provisions hereof and that Executive shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement.

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                           (3) That Executive and its employees shall assist in
         the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

                  f. Upon written request of the Company, Executive shall return to the Company all written materials containing the Confidential Information. Executive shall also deliver to the Company written statements signed by the Executive certifying all materials have been returned within five (5) days of receipt of the request.

         7 Company's Customers. The "Company's Customers" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed or solicited Business Activities.

         8 Restrictive Period. The "Restrictive Period" shall be deemed to be the period of time beginning on the date hereof and continuing through the Term, or any Renewal Term, and for a period of one (1) year thereafter if this Agreement is terminated for Cause by the Company.

         9 Restricted Area. The Restricted Area shall be deemed to mean anywhere within 100 miles of the Company's principal place of business (the "Restricted Area").

         10 Business Activities. "Business Activities" shall be deemed to include any activities related to the Business now or during the effective period of this Agreement.

         11 Covenants as Essential Elements of this Agreement; Survival of Covenants.

                  a. It is understood by and between the parties hereto that the foregoing covenants by Executive contained in Sections 5 through 10 of this Agreement shall be construed to be agreements independent of any other element of the Executive's employment with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of the covenants in this Agreement against the Executive.

                  b. The covenants by Executive contained in Sections 5 through 10 shall survive the expiration of this Agreement if the Executive continues to work for the Company, in any manner, without renewing this Agreement. The Executive further agrees that the covenants set forth in Sections 5 through 10 of this Agreement shall continue to be in effect following the expiration or termination of the Executive's employment with the Company, or the expiration or termination of any other provision in this Agreement.

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         12 Remedies.

                  a. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 5 through 10 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Sections 5 through 10, the Executive agrees that, in addition to any remedy at law available to the Company including, but not limited to, monetary damages, the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                  b. The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Sections 5 through 10 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

                  c. In the event that the Executive shall be in violation of the aforementioned restrictive covenants as set forth in Sections 5 through 10, then the time limitation during which breach or breaches should occur, and in the event the Company should be required to seek relief from such breach in any court or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

         13 Attorneys' Fees. The Parties agree that in the event that the either party is required to engage an attorney to enforce the terms of the covenants in Sections 5 through 10 of this Agreement, the prevailing party in any law suit, including appeals of such law suit shall pay all costs and expenses of that attorney or firm.

         14 Effect on Prior Agreements. This Agreement supersedes any and all prior or written agreement in their entirety between the Company and the Executive, which shall be void and of no further force and effect after the date of this Agreement.

         15       Termination.

                  a. Mutual Agreement. The Company and the Executive may terminate this Agreement by mutual agreement of the parties hereto at any time.

                  b. Immediate Termination. This Agreement may be terminated immediately by the Company upon the occurrence of any of the following events:

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                           (4) The death of the Executive;

                           (5) The Executive has a guardian of the person or estate appointed by a court of competent jurisdiction;

                           (6) The Executive is disabled so as to be unable to perform duties required under this Agreement for a period of ninety
         (90) consecutive days or ninety (90) days in any one-hundred eighty
         (180) day period; or

                           (7) For "Cause," as defined below.

                  c. "Cause" means (i) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (ii) engaging in a criminal enterprise involving moral turpitude; (iii) conviction of a felony under the laws of the United States or any state thereof; (iv) if applicable, loss of any state or federal license required for the Executive to perform the Executive's material duties or responsibilities for the Company; or (v) any assignment of this Agreement in violation of Section 20 of this Agreement.

                           Notwithstanding anything else contained in this
Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in the definition of Cause contained in this Agreement and specifying the particulars thereof.

         16 Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the introductory paragraph, or such other place as it may designate.

         17 Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         18 Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

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         19 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         20 Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         21 Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

         22 Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         23 Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         24 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 5 or 6 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         25 Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         26 Venue. Company and Executive acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the Judicial Circuit (or its successor) in and for Broward County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in

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connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         27 Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the Effective Date shall be the date the Agreement has been accepted by the Company at its principal offices in Broward County, Florida.


                                    Jupiter Marine International Holdings, Inc.


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Witness                             Carl M.  Herndon, Sr., President


                                    THE EXECUTIVE

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Witness                             Lawrence S. Tierney




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